Exhibit 99.1

CRITEO ENTERS INTO EXCLUSIVE NEGOTIATIONS TO ACQUIRE IPONWEB,
A MARKET-LEADING ADTECH PLATFORM COMPANY

•Positions Criteo to be industry leader in post-third-party cookie and identifier world
•Connects marketers and media at unmatched scale and delivers Commerce Audience capabilities across the open internet
•Accelerates Criteo’s Commerce Media Platform strategy, company transformation and growth of Criteo’s 1st-party data capabilities for audience targeting
•Strategic acquisition accretive to Criteo’s revenue growth, Adjusted EBITDA, EPS and cash flows
•Acquisition valued at $380 million, financed through cash and treasury shares
•Criteo reaffirms 2021 financial guidance and continued execution of its share buy-back program

NEW YORK – December 9, 2021 - Criteo S.A. (NASDAQ: CRTO) (“Criteo”), the global technology company that provides the world's leading Commerce Media Platform, announced today that it has entered into exclusive negotiations to acquire IPONWEB, a market-leading AdTech company with world-class media trading capabilities, for $380 million in a combination of cash and CRTO treasury shares. With this acquisition, Criteo accelerates its strategic plans to shape the future of commerce media and deliver the best commerce audiences at scale to both marketers and media owners across the open internet.

Compelling Strategic Fit

Criteo’s Commerce Media Platform is designed to provide marketers and media owners direct access to commerce audiences across the open internet. By connecting marketer and media owner first-party data across its vast network, Criteo powers seamless audience-first advertising solutions throughout the supply chain, helping brands seeking to drive household preference via CTV campaigns, advertise their consumer product on retailer websites and apps, or acquire retail direct customers.

For over 20 years, IPONWEB’s technology has helped to power an open and diverse advertising ecosystem, building enterprise solutions for media owners, agencies and marketers, and providing media trading infrastructure for the AdTech industry, serving both marketers and media owners in the process.

With this planned acquisition, Criteo accelerates its Commerce Media Platform vision and offers better control to its enterprise marketers – and their agency partners – by leveraging IPONWEB’s well-established DSP and SSP solutions. The acquisition also expands media owner monetization opportunities and provides critical services for first-party data management across the ecosystem. Together with IPONWEB, Criteo will distinguish itself as the commerce media partner of choice on the open internet for the post third-party cookie and identifier world.

IPONWEB’s open technology and culture are perfectly aligned with Criteo’s purpose to support a fair and open internet where technology enables discovery, innovation and choice for consumers, marketers and media owners. Both companies share a deep engineering culture to innovate and solve complex problems at scale, and are also global with European roots, grounded in privacy-focused, sophisticated datasets and AI.

“Joining forces with IPONWEB turbocharges the execution of Criteo's Commerce Media Platform strategy,” said Megan Clarken, Chief Executive Officer of Criteo. “This is a defining moment in Criteo’s transformation to drive sustainable growth and revenue diversification, creating value for all stakeholders from day one. Criteo’s customers would benefit from enhanced full-funnel capabilities with even more flexible self-service tools, while continuing to leverage Criteo’s unique commerce data for targeting, measurement and superior outcomes.”

“Criteo’s proven excellence in AI and unparalleled focus on performance at scale have long been highly respected in the industry,” said Dr. Boris Mouzykantskii, IPONWEB’s founder, Chief Executive Officer and Chief Scientist. “We look forward to joining Criteo and together seize the vast opportunities in our fast-changing ecosystem, bringing enhanced value for our customers, employees and partners.”

Further solidifies Criteo’s leadership position for the post third-party identifier world

Together with IPONWEB’s large media trading marketplace, Demand-Side Platform and Supply-Side Platform, Criteo would be able to bring media owners much larger scale of media spend and first-party data access, a critical component of its product strategy.

Accessing more first-party data from media owners and being able to marry their first-party data assets with that of marketers allows superior activation, interoperability and measurement of first-party data within Criteo’s commerce ecosystem – making Criteo’s commerce audiences more universally accessible to a broader range of media buyers. This would allow Criteo to drive the best performing Commerce Audiences at scale without any third-party identifiers – whether cookies or IDFA.

Proposed Transaction Expected to Drive Long-term Shareholder Value

The proposed transaction is expected to be accretive to Criteo’s revenue growth, Adjusted EBITDA, EPS and Free Cash Flow, adding over $100 million in annual Revenue ex-TAC as well as positive Adjusted EBITDA contribution and cash flows from day one, accelerating Criteo’s New Solutions growth and further diversifying revenue to drive long-term sustainable growth.

The $380 million purchase price is expected to be funded through $305 million paid in cash and $75 million paid in CRTO treasury shares. At closing, Criteo would be paying approximately 20% of the acquisition price in treasury shares1. Based on Criteo’s closing stock price as of December 7, 2021, the treasury shares that Criteo intends to utilize would have been repurchased at an average price of $25.2 and generate a 168% return-on-investment. Utilization of these treasury shares for the proposed acquisition would also enable Criteo to accelerate its share buy-back program after closing.

As the funding structure requires no additional debt financing or use of existing credit facilities, the proposed acquisition would preserve Criteo’s full financial flexibility after completion.

Criteo expects to have over $600 million of financial liquidity left after the completion of the contemplated transaction, providing ample flexibility to pursue its strategic transformation and invest in its multiple growth areas. Looking ahead, Criteo will maintain its robust capital allocation process with the primary goal of investing in continued organic growth and leveraging M&A to accelerate the execution of its Commerce Media Platform strategy, while continuing to return cash to shareholders through its share buyback program.

Closing of the transaction is expected in the first quarter of 2022, subject to regulatory approvals and consultation of Criteo’s French Works Council.

Criteo also reaffirms its 2021 financial guidance as provided on November 3rd, 2021.

Attractive Commercial and Product Synergies

Together, the complementary product sets would accelerate Criteo’s roadmap, delivering marketers and media owners superior advertising and monetization solutions optimized for commerce outcomes.

•BidSwitch®, IPONWEB’s media trading marketplace connecting 130 demand and close to 150 supply partners, combined with Criteo, would broaden the distribution of commerce audiences on the open internet, making first-party data activation, interoperability and measurement more seamless in the post third-party cookie world.
•BidCore®, IPONWEB’s customizable self-service Demand-Side Platform, would expand the breadth of Criteo’s full-funnel marketing offering, in particular for mid- and upper-funnel advertising campaigns, including on video and CTV, and boost the expansion of its Retail Media business.
•The MediaGrid®, IPONWEB’s advanced Supply-Side Platform enabling highly curated inventory, would enable Criteo to significantly expand its direct publisher footprint and enhance its first-party data distribution and activation potential.
•For Enterprise marketers and Agencies, IPONWEB’s highly flexible technology and robust customization capabilities would support bespoke deployments of the Commerce Media Platform and enable Criteo to address the unique needs of these strategic customers.

Advisors

Evercore is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Baker McKenzie LLP are serving as legal counsels to Criteo in connection with the contemplated transaction. FieldFisher LLP is serving as legal counsel to IPONWEB.
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1 The actual number of treasury shares to be delivered to IPONWEB would be calculated using a Volume-Weighted Average Price (VWAP) over the 30-day period prior to closing, provided that the total number of treasury shares utilized would be capped at 3% of Criteo’s share capital on the date of the closing of the proposed transaction, if applicable.

Conference Call and Webcast

Megan Clarken, Chief Executive Officer, Todd Parsons, Chief Product Officer, and Sarah Glickman, Chief Financial Officer, will host a conference call today, December 9, 2021, at 8:00 AM ET to discuss this announcement with the financial community. The conference call can be accessed by dialing +1 855 209 8212 (U.S. / Canada) or +1 412 317 0788 or +33 1 76 74 05 02 (International). The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will be available for replay.

Non-GAAP Financial Measures

This press release includes Revenue ex-TAC, Adjusted EBITDA and Free Cash Flow, financial measures not calculated in accordance with U.S. GAAP. Reconciliations of these forward-looking non-GAAP measures to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Criteo’s future U.S. GAAP results.

Revenue ex-TAC is Criteo’s revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period. Revenue ex-TAC is a key measure used by Criteo’s management and board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, Criteo believes that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of Criteo’s business and across Criteo’s geographies. Accordingly, Criteo believes that Revenue ex-TAC provides useful information to investors and the market generally in understanding and evaluating Criteo’s operating results in the same manner as Criteo’s management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs. Adjusted EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs and restructuring related and transformation costs, Adjusted EBITDA can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including the potential signing and closing of an acquisition of IPONWEB, projected financial results for the year ended December 31, 2021, future financial liquidity, expected future revenue growth and revenue synergies with the IPONWEB business, integrated product capabilities, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in Criteo’s filings with the U.S. Securities and Exchange Commission ("SEC") and reports, including Criteo's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by Criteo.

Importantly, at this time, the COVID-19 pandemic continues to have an impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, Criteo undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,700 Criteo team members partner with 22,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Melanie Dambre, Director, Investor Relations, m.dambre@criteo.com

Criteo Public Relations
Maribel Henriquez, Senior Communications Manager, m.henriquez@criteo.com
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